ZERON INTERNATIONAL LIMITED



Lock-Up Agreement for
Bridge Warrant Holders




I (We), the undersigned, holder of Bridge Warrants of Zeron International Limited, do hereby agree not to sell or transfer the Bridge Warrants until after the consummation of a Business Combination (as defined in Zeron International Limited's Registration Statement on Form F-1), and not to exercise the Bridge Warrants until 90 days after such consummation. This agreement shall not effect the rights of my (our) Bridge Warrants in any other respect.



Dated:     7th January 1997




               Signed:       Cook Capital Investments
Ltd.
                                      Clive R. Dakin, President

ZERON INTERNATIONAL LIMITED



Lock-Up Agreement for
Bridge Warrant Holders





I (We), the undersigned, holder of Bridge Warrants of Zeron International Limited, do hereby agree not to sell or transfer the Bridge Warrants until after the consummation of a Business Combination (as defined in Zeron International Limited's Registration Statement on Form F-1), and not to exercise the Bridge Warrants until 90 days after such consummation. This agreement shall not effect the rights of my (our) Bridge Warrants in any other respect.



Dated:     January 16,1997



               Signed:       Rose-Marie Fox

ZERON INTERNATIONAL LIMITED



Lock-Up Agreement for
Bridge Warrant Holders





I (We), the undersigned, holder of Bridge Warrants of Zeron International Limited, do hereby agree not to sell or transfer the Bridge Warrants until after the consummation of a Business Combination (as defined in Zeron International Limited's Registration Statement on Form F-1), and not to exercise the Bridge Warrants until 90 days after such consummation. This agreement shall not effect the rights of my (our) Bridge Warrants in any other respect.



Dated:     January 16,1997




               Signed:       One World Capital Partners Limited
                                      Johann Wong